Schedule 13D
                                                              Initial Filing
                                                              March 1, 1999



                                    EXHIBIT 1
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                            STATEMENT OF JOINT FILING
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           Pursuant  to  Reg.  Section  240.13d-1(k)(1)(iii)  of the  Securities
Exchange Act of 1934, the foregoing Schedule 13D is filed on behalf of First Mortgage Investment Co., Philip J. Holtgraves and The Philip J. Holtgraves Revocable Trust dated June 6, 1989.


                                    FIRST MORTGAGE INVESTMENT CO.



March 1, 1999                       By:   /s/ Philip J. Holtgraves
                                          ------------------------------
                                          Philip J. Holtgraves
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer



March 1, 1999                             /s/ Philip J. Holtgraves
                                          ------------------------------------
                                          Philip J. Holtgraves



March 1, 1999                       THE PHILIP J. HOLTGRAVES
                                    REVOCABLE TRUST DATED JUNE 6,
                                    1989



                                    By: /s/ Philip J. Holtgraves
                                        ---------------------------------------
                                        Philip J. Holtgraves, Trustee